EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc. of our report dated December 9, 2021, with respect to the consolidated financial statements of Liquidity Services, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

March 12, 2024